Exhibit 99.1

Investor Contact:

Jacquie Ross

(408) 863-2917

jross@borland.com

Media Contact:

Kathryn Quigley

(408) 863-2911

kquigley@borland.com

BORLAND PROFITABILITY UP $18 MILLION OVER YEAR-AGO QUARTER

Company Delivers GAAP Profitability

SCOTTS VALLEY, Calif. – April 22, 2004 – Borland Software Corporation (Nasdaq NM: BORL) today announced financial results for its first quarter of 2004.

Revenues for the first quarter were $72.9 million, and GAAP net income was $713,000, or $0.01 per diluted share. This compares to $74.0 million in revenue and a GAAP net loss of $5.7 million, or $(0.07) per diluted share, reported in the fourth quarter of 2003, and to $74.4 million in revenue and a GAAP net loss of $17.7 million, or $(0.22) per diluted shared, reported in the first quarter of 2003.

Non-GAAP net income for the first quarter of 2004 was $4.8 million, or $0.06 per diluted share, which compares to Non-GAAP net income of $4.7 million, or $0.06 per diluted share, in the fourth quarter of 2003, and to Non-GAAP net income of $180,000, or break-even on a per diluted share basis, in the first quarter of 2003.

The company generated $5.2 million in cash flow from operations and closed the first quarter of 2004 with $203.6 million in cash and short-term equivalents and no long-term debt.

“While our progress in the first quarter was solid, we continue to drive improvements throughout the company. We feel very optimistic about Borland’s opportunity, particularly if the economy continues to strengthen,” said Borland’s president and chief executive officer, Dale L. Fuller. “Borland’s customers, though continuing to demand productivity improvements and efficiency gains, are increasingly focused on capturing strategic market opportunities. Borland is winning these customers because of our ability to help companies better control their business while also enabling them to execute more quickly.”

“This quarter, we began to see the positive impacts of the improvements we made to our go-to-market strategy and business model over the past year. Operating margins increased once again and we remain committed to further improvement,” said Borland’s senior vice president and chief financial officer, Kenneth R. Hahn. “While we remain cautious about the pace of economic recovery, we are optimistic about the market opportunity and our ability to execute throughout 2004.”

Customers purchasing one or more products from Borland’s best-in-class application lifecycle platform included: Business Objects, Cisco, EDS, Nortel Networks, Novell, Raytheon, Telcordia, USAA, and Verizon.

In calculating Non-GAAP net income, Borland utilizes a financial measure of net income (loss) that excludes restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and other charges (“Non-GAAP Net Income”). Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook

Management provided the following financial guidance:

For the quarter ending June 30, 2004, on a GAAP basis:

•	The company expects revenues will be in the range of $73 - $76 million.

•	Forecast earnings (loss) per share should be in the range of $(0.01) to $0.01.

For the quarter ending June 30, 2004, on a Non-GAAP basis:

•	Forecast earnings per share should be in the range of $0.04 to $0.06.

The following table shows our Non-GAAP anticipated results for the quarter ending June 30, 2004 reconciled to the GAAP anticipated results. Our Non-GAAP anticipated results exclude amortization of intangible assets and acquisition-related expenses.

	Estimated per Share
	Low	High
	(unaudited)
GAAP net income (loss)	$(0.01)	$0.01
Aggregate amortization of intangible assets and acquisition-related expenses (1)	0.05	0.05

Non-GAAP net income	$0.04	$0.06

(1)	Includes $0.045 for amortization of intangible assets and $0.008 for acquisition-related expenses.

Earnings Conference Call Information

The Borland Software Corporation first quarter 2004 teleconference and simultaneous webcast is scheduled to begin at 2:30 p.m., Pacific Time, on Thursday, April 22, 2004. To access the live webcast, please visit Borland’s website at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100 at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software.

A replay will be available approximately two hours after the conference call ends and will be available through midnight May 6, 2004. The replay number is (888) 286-8010, or (617) 801-6888 for international callers, and the passcode is 60234026. Separately, the archived webcast will be available on our website following the call. Any financial or statistical information posted on the company’s website in connection with the teleconference will be available at: www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland uses calculations of Non-GAAP net income and net income per share, each of which excludes restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and the related tax benefit, to evaluate its ongoing operations and to allocate resources within the organization.

Borland’s management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what management believes to be Borland’s ongoing business operations. Management believes that the inclusion of this Non-GAAP net income calculation provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland’s industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland’s management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP measures of net income and net income per share that exclude such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its Non-GAAP net income and net income per share calculations. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented.

In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provides management with a comparative measure between product lines when allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

About Borland

Borland Software Corporation (Nasdaq NM: BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland enables enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements including statements regarding Borland’s strategic focus, near-term and long-term outlook, and statements regarding the anticipated economic recovery and its effects on Borland’s business. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: our ability to sell multi-product solutions for the application development lifecycle; our ability to integrate new members of our executive management and sales management teams; the changing nature of the markets in which we operate, namely the maturing of certain target markets and the uncertainty regarding the growth in other target markets; the effect of some of our competitors making products that compete with our products available to their customers for no or a very low fee; potential disruption to our operations and to our sales efforts as a result of our recent reduction in force; market acceptance of new or enhanced products or services developed, marketed or sold by us; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, Borland’s 2003 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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Financial Tables Follow

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Cash, cash equivalents and short-term investments	$203,631	$202,645
Accounts receivable, net	46,991	54,989
Property and equipment, net	18,980	20,377
Goodwill and acquired intangibles	206,064	210,055
Other assets	23,717	23,723

Total assets	$499,383	$511,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$49,826	$48,330
Other current liabilities	72,302	82,733

Total current liabilities	122,128	131,063

Other long-term liabilities	12,835	12,856

Stockholders’ equity	364,420	367,870

Total liabilities and stockholders’ equity	$499,383	$511,789

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003
Revenues
Licenses and other	$50,820	$56,809
Services	22,039	17,561

Total revenues	72,859	74,370

Cost of revenues
Licenses and other	2,831	3,099
Services	6,002	6,599
Amortization of acquired intangibles	2,561	4,317

Total cost of revenues	11,394	14,015

Gross profit	61,465	60,355

Operating expenses
Research and development	16,791	20,244
Selling, general and administrative	40,575	43,974
Restructuring, amortization of other intangibles and acquisition-related expenses	1,739	13,555

Total operating expenses	59,105	77,773

Operating income (loss)	2,360	(17,418)

Interest income, net and other	268	1,234

Income (loss) before taxes	2,628	(16,184)

Provision for income taxes	1,915	1,508

Net income (loss)	$713	$(17,692)

Net income (loss) per share – Basic	$0.01	$(0.22)

Net income (loss) per share – Diluted	$0.01	$(0.22)

Shares used in the calculation of basic net income (loss) per share	80,808	78,910
Shares used in the calculation of diluted net income (loss) per share	82,737	78,910

BORLAND SOFTWARE CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003
Revenues
Licenses and other	$50,820	$56,809
Services	22,039	17,561

Total revenues	72,859	74,370

Cost of revenues
Licenses and other	2,831	3,099
Services	6,002	6,599

Total cost of revenues	8,833	9,698

Gross profit	64,026	64,672

Operating expenses
Research and development	16,791	20,244
Selling, general and administrative	40,575	43,974

Total operating expenses	57,366	64,218

Operating income	6,660	454

Interest income, net and other	268	1,234

Income before taxes	6,928	1,688

Provision for income taxes (1)	2,148	1,508

Net income	$4,780	$180

Net income per share - Basic	$0.06	$0.00

Net income per share - Diluted	$0.06	$0.00

Shares used in the calculation of basic net income per share	80,808	78,910

Shares used in the calculation of diluted net income per share	82,737	82,000

(1)	For the quarter ended March 31, 2003, we did not make Non-GAAP adjustments to the tax provision, as we had a negative effective tax rate on a GAAP basis. For the quarter ended March 31, 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments.

Reconciliation

In calculating Non-GAAP net income and net income per share, Borland utilizes a Non-GAAP financial measure. Investors are encouraged to review the reconciliation of Non-GAAP net income and net income per share to the most directly comparable GAAP measures as provided below.

	Three Months Ended March 31,
	2004	2003
	(in thousands, except per share data, unaudited)
GAAP net income (loss)	$713	$(17,692)
Restructuring	(86)	5,402
Amortization of intangibles	3,751	5,323
Acquisition related expenses	635	2,547
In-process research and development	—	4,600
Tax Effect of Non-GAAP items (1)	(233)	—

Non-GAAP net income	$4,780	$180
Basic Non-GAAP net income per share	$0.06	$0.00
Shares used in computing basic net income per share	80,808	78,910
Diluted net income per share	$0.06	$0.00
Shares used in computing diluted net income per share	82,737	82,000

(1)	For the quarter ended March 31, 2003, we did not make Non-GAAP adjustments to the tax provision, as we had a negative effective tax rate on a GAAP basis. For the quarter ended March 31, 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments.